August  30,  2001

U.S.  Securities  &  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.



Dear  Sirs:

Please be advised that we agree with the statements relating to David Suss, CPA contained in Item 4 of Century Laboratories, Inc's Form 10Q dated August 30th, 2001.



Very  Truly  Yours,

/s/_David Suss___
   David  Suss